                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            R. G. BARRY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                         [R. G. BARRY CORPORATION LOGO]

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147

                                                                  April 28, 2004

To Our Shareholders:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of R. G. Barry Corporation, which will be held at 11:00 a.m., Columbus, Ohio time, on Thursday, May 27, 2004, at our executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

     The formal Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed. The Board of Directors has nominated one director for a term to expire at the 2007 Annual Meeting of Shareholders. The Board recommends that you vote FOR the nominee.

     You are also being asked to consider and vote on a proposal to adopt amendments to Article IV of the Company's Regulations to clarify and separate the roles of officers. The Board recommends that you vote FOR the adoption of the proposed amendments to Article IV of our Regulations.

     On behalf of the Board and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting and regardless of the number of common shares you own, it is important that your common shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Proxy Statement, please complete, sign and date the enclosed proxy card and mail it promptly in the reply envelope provided for your convenience.

     Thank you for your continued support.

                                          Very truly yours,

                                          /s/ Thomas M. Von Lehman

                                          Thomas M. Von Lehman,
                                          Interim President and Chief Executive
                                          Officer

                         [R. G. BARRY CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                                              Pickerington, Ohio
                                                                  April 28, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of R. G. Barry Corporation (the "Company") will be held at the executive offices of the Company at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, on Thursday, May 27, 2004, at 11:00 a.m., Columbus, Ohio time, for the following purposes:

          1. To elect one director to serve for a term of three years.

          2. To consider and vote on a proposal to adopt amendments to Article IV of the Company's Regulations to clarify and separate the roles of officers.

          3. To transact any other business which properly comes before the Annual Meeting or any adjournment.

     Shareholders of record at the close of business on April 1, 2004, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card promptly in the enclosed envelope. If you are a registered shareholder and attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Thomas M. Von Lehman

                                          Thomas M. Von Lehman,
                                          Interim President and Chief Executive
                                          Officer

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of R. G. Barry Corporation (the "Company", "we" or "us") of proxies for use at the Annual Meeting of Shareholders to be held on Thursday, May 27, 2004 (the "Annual Meeting"), or at any adjournment. The Annual Meeting will be held at 11:00 a.m., Columbus, Ohio time, at our executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio. The facility is located east of Columbus, Ohio, immediately south of the intersection of Interstate 70 and State Route 256. This Proxy Statement and the accompanying proxy card were first sent or given to shareholders on or about April 28, 2004.

     You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. You may revoke your proxy at any time before it is actually voted at the Annual Meeting (i) by giving written notice of revocation to the Secretary of the Company, at the address shown on the cover page of this Proxy Statement; (ii) by executing and returning a later-dated proxy card which is received by the Company prior to the Annual Meeting; or (iii) if you are the registered shareholder, by attending the Annual Meeting and giving notice of revocation in person. Attendance at the Annual Meeting will not, in and of itself, revoke a previously appointed proxy.

     Shareholders holding common shares in "street name" with a broker, financial institution or other holder of record may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. Shareholders holding common shares in "street name" should review the information provided to them by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the "street name" common shares and how to revoke previously given instructions.

     We will bear the costs of preparing, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access and telephone usage charges described above. The Company has engaged D. F. King & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of not more than $5,000, plus reimbursement of reasonable out-of-pocket expenses. Proxies will be solicited by mail and may be further solicited by further mailing, personal contact, telephone, electronic mail or facsimile by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these solicitation activities. We will also pay the standard charges and expenses of brokerage houses, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to, and obtaining proxies from, the beneficial owners of common shares entitled to vote at the Annual Meeting.

     Our Annual Report to Shareholders for the fiscal year ended January 3, 2004 (the "2003 fiscal year"), which includes the Company's Annual Report on Form 10-K for the 2003 fiscal year, is being delivered with this Proxy Statement.

                            VOTING AT ANNUAL MEETING

     Only shareholders of record at the close of business on April 1, 2004, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment. At the close of business on the record date, 9,836,602 common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. There is no cumulative voting in the election of directors. A quorum for the Annual Meeting is a majority of the outstanding common shares.

     The results of shareholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting. Common shares represented by properly executed proxies returned to the Company prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked "ABSTAIN" or "AGAINST" or to withhold authority on any or all matters or are not marked at all.

     Under the applicable rules of the New York Stock Exchange ("NYSE"), both the election of directors and the adoption of the proposed amendments to Article IV of the Company's Regulations are considered "routine" items upon which brokers, who hold their clients' common shares in street name, may vote in their discretion on behalf of their clients if those clients have not furnished voting instructions within the required time frame before the Annual Meeting.

     Those common shares represented by properly executed proxies which are received prior to the Annual Meeting and not revoked will be voted as directed by the shareholders. All valid proxies received prior to the Annual Meeting which do not specify how common shares should be voted will be voted FOR the Board's nominee listed below under "ELECTION OF DIRECTORS (ITEM 1 ON PROXY)" and will be voted FOR the adoption of the proposed amendments to Article IV of the Company's Regulations.

                                SHARE OWNERSHIP

     The following table furnishes information regarding the beneficial ownership of common shares by each person known to the Company to beneficially own more than 5% of the outstanding common shares as of April 1, 2004 (unless otherwise indicated):

                                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                  --------------------------------------------------------------------------------
                                      SOLE           SHARED           SOLE            SHARED                         PERCENT
NAME AND ADDRESS                     VOTING          VOTING        DISPOSITIVE      DISPOSITIVE                         OF
OF BENEFICIAL OWNER                   POWER          POWER            POWER            POWER            TOTAL        CLASS(1)
-------------------               -------------   ------------   ---------------   -------------   ---------------   --------
Rutabaga Capital Management          543,200(2)     804,250(2)      1,347,450(2)              --      1,347,450(2)     13.7%
64 Broad Street, 3rd Floor
Boston, MA 02109

Harris Associates L.P.                       --   1,027,500(3)        127,500(3)      900,000(3)      1,027,500(3)     10.4%
  Harris Associates Inc.
  Harris Associates Investment
    Trust, series designated The
    Oakmark Small Cap Fund
Two North LaSalle Street,
Suite 500
Chicago, IL 60602-3790

Gordon Zacks                         986,758(4)(5)          --        539,632(4)(5)           --        986,758(4)(5)   9.8%
13405 Yarmouth Road N.W.
Pickerington, OH 43147

Dimensional Fund Advisors Inc.       674,389(6)             --        674,389(6)              --        674,389(6)      6.9%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Yale University                              --     543,250(7)                --      543,250(7)        543,250(7)      5.5%
Investments Office
55 Whitney Avenue, 5th Floor
New Haven, CT 06510-1300

Steven C. Leonard                     91,203(8)             --         91,203(8)      419,324(8)        510,527(8)      5.2%
P.O. Box 710
Rancho Santa Fe, CA 92067

---------------

(1) The percent of class is based upon the sum of 9,836,602 common shares outstanding on April 1, 2004, and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will become exercisable by May 30, 2004.

(2) Based on information contained in a Schedule 13G amendment filed with the Securities and Exchange Commission (the "SEC") on February 4, 2004, Rutabaga Capital Management, a registered investment adviser, had sole voting power as to 543,200 common shares, shared voting power as to 804,250 common shares and sole dispositive power as to 1,347,450 common shares as of December 31, 2003.

(3) Based on information contained in Schedule 13G amendments filed with the SEC on February 13, 2004, Harris Associates L.P., a registered investment adviser ("Harris"), and its general partner Harris Associates Inc. ("Harris G/P") may be deemed to have beneficially owned, as of December 31, 2003, a total of 1,027,500 common shares, including 900,000 common shares (9.1% of the outstanding common shares) held by Harris Associates Investment Trust ("Harris Trust") in the series designated The Oakmark Small Cap Fund. 127,500 of the common shares reported by Harris and Harris G/P have been acquired on behalf of other advisory clients of Harris. Harris has been granted the power to vote common shares in circumstances it determines to be appropriate in connection with assisting its advised clients to whom it renders financial advice in the ordinary course of business, by either providing information or advice to the persons having that power, or by exercising the power to vote. In addition, Harris serves as investment adviser to the Harris Trust and several of Harris' officers and directors are also officers and trustees of the Harris Trust. Harris does not consider the Harris Trust to be controlled by such persons. Harris has shared voting and dispositive power with respect to the 900,000 common shares held in The Oakmark Small Cap Fund due to Harris' power to manage the investments of Harris Trust.

(4) Includes 171,392 common shares held of record by Mr. Zacks, and 230,310 common shares as to which Mr. Zacks has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable by May 30, 2004. 10,000 of the common shares held of record by Mr. Zacks remain subject to restrictions on transfer until May 13, 2004 unless there occurs an earlier vesting event. Mr. Zacks is not permitted to dispose of or otherwise transfer the common shares. See footnote (3) to the Summary Compensation Table. Excludes 14,967 common shares held of record and owned beneficially by the spouse of Mr. Zacks as to which Mr. Zacks has no voting or dispositive power and disclaims beneficial ownership.

(5) Gordon Zacks is the voting trustee of the Zacks-Streim Voting Trust (the "Voting Trust") and exercises sole voting power as to the 585,056 common shares deposited in the Voting Trust. The owners of the common shares deposited in the Voting Trust retain dispositive power with respect to those common shares (subject to certain limitations on the right to remove the common shares from the Voting Trust). Mr. Zacks is the owner of, and retains dispositive power as to, 137,930 of the common shares deposited in the Voting Trust. Mr. Zacks' mother, Florence Zacks Melton, as trustee under a trust created by the will of Aaron Zacks, deceased, is the owner of the remaining 447,126 common shares deposited in the Trust. Mr. Zacks is the remainder beneficiary of the trust created by that will. The Voting Trust will continue in existence until October 29, 2005, unless extended or terminated in accordance with its terms.

(6) Based on information contained in a Schedule 13G amendment filed with the SEC on February 6, 2004, Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"), may be deemed to have beneficially owned 674,389 common shares as of December 31, 2003, all of which were held in portfolios of four investment companies to which Dimensional furnishes investment advice and of other commingled group trusts and separate accounts for which Dimensional serves as investment manager. In its role as investment advisor and investment manager, Dimensional possesses voting and dispositive power over the common shares owned by these portfolios. Dimensional disclaims beneficial ownership of these common shares.

(7) Based on information contained in a Schedule 13G filed with the SEC on February 17, 2003, Yale University, through an endowment fund, may be deemed to have beneficially owned 543,250 common shares as of December 31, 2003, as to which it had shared voting and dispositive power. The common shares reported include (i) 475,950 common shares held of record by Yale University in an externally managed account terminable on notice of 60 days or less and
    (ii) 67,300 common shares held of record by the Yale University Retirement Plan for Staff Employees ("YURPSE"), which has shared power to direct the vote or disposition of such common shares, in an externally managed account with the same investment manager, also terminable on notice of 60 days or less. YURPSE is a noncontributory, defined benefit plan for staff employees. Yale University disclaims beneficial ownership of the common shares held by YURPSE.

(8) Based on information contained in a Schedule 13G amendment filed with the SEC on February 18, 2004, Mr. Leonard may be deemed to have beneficially owned 510,527 common shares as of December 31, 2003, of which 419,324 common shares were beneficially owned by Pacifica Capital Investments, LLC ("PCI"), a registered investment adviser. Mr. Leonard is the managing member of PCI. All common shares beneficially owned by PCI are held in managed accounts. PCI possesses dispositive power, but not voting power, over its managed accounts.

     The following table furnishes information regarding the beneficial ownership of common shares, as of April 1, 2004, for each of the current directors, the nominee for election as a director, each of the individuals named in the Summary Compensation Table on page 15 and all current executive officers and directors as a group:

                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                          --------------------------------------------------
                                                               COMMON SHARES
                                                               WHICH CAN BE
                                                               ACQUIRED UPON
                                                            EXERCISE OF OPTIONS
                                                           CURRENTLY EXERCISABLE
                                              COMMON       OR WHICH WILL BECOME                PERCENT
NAME OF                                       SHARES        EXERCISABLE WITHIN                    OF
BENEFICIAL OWNER                          PRESENTLY HELD          60 DAYS            TOTAL     CLASS(2)
----------------                          --------------   ---------------------   ---------   --------
Philip G. Barach........................      15,831                6,250             22,081       (3)
Christian Galvis........................      73,315(4)            86,754            160,069      1.6%
David P. Lauer..........................           0                6,250              6,250       (3)
Roger E. Lautzenhiser...................      11,000                6,250             17,250       (3)
Janice Page.............................       2,000                6,250              8,250       (3)
Edward M. Stan..........................      34,557(5)             6,250             40,807       (3)
Daniel D. Viren.........................       2,500               54,000             56,500       (3)
Harvey A. Weinberg......................       2,825                6,250              9,075       (3)
Gordon Zacks............................     756,448(6)           230,310            986,758     10.0%
Harry F. Miller.........................      13,830               21,000             34,830       (3)
Donald G. Van Steyn.....................       4,900               21,000             25,900       (3)
Thomas F. Coughlin (7)..................           0                    0                  0       (3)
All current directors and executive
  officers as a group (numbering
  12)(8)................................     917,206              450,564          1,367,770     13.9%

---------------

(1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all of the common shares reflected in the table.

(2) See footnote (1) to the preceding table.

(3) Represents ownership of less than 1% of the outstanding common shares of the Company.

(4) Excludes 572 common shares held of record and owned beneficially by Mr. Galvis' spouse as to which he exercises no voting or dispositive power and disclaims beneficial ownership. 5,200 of the common shares shown remain subject to restrictions on transfer under the terms of a Restricted Stock Agreement, dated March 23, 2000, between Mr. Galvis and the Company. See footnote (3) to the Summary Compensation Table.

(5) Includes 2,200 common shares held jointly by Mr. Stan and his spouse.

(6) See footnotes (4) and (5) to preceding table.

(7) Mr. Coughlin resigned his position as an executive officer of the Company effective December 1, 2003.

(8) Includes the nine directors identified in the table, Messrs. Miller and Van Steyn and Thomas M. Von Lehman who was named the interim President and Chief Executive Officer of the Company on March 10, 2004.

                             ELECTION OF DIRECTORS
                               (ITEM 1 ON PROXY)

     There are currently nine individuals serving as members of the Board -- three in the class whose terms expire at the Annual Meeting, three in the class whose terms expire in 2005 and three in the class whose terms expire in 2006. Only one director in the class of directors whose terms expire in 2004, Edward M. Stan, has been nominated for reelection at the Annual Meeting. Philip
G. Barach and Daniel D. Viren, who are in the class whose terms expire at the Annual Meeting, have decided not to seek reelection to the Board. Mr. Viren will continue as an officer of the Company. If requested by the Company, Mr. Barach has agreed to serve as a consultant to the Company and its management so that the Company can continue to draw on his industry experience. The Nominating and Governance Committee is seeking qualified candidates to replace Mr. Barach and Mr. Viren. Because the Committee does not expect to have identified candidates by the time of the Annual Meeting, the Board is only nominating one candidate for election to the Board of Directors at the Annual Meeting. The proxies cannot be voted for more than one nominee for election as a director at the Annual Meeting

     On August 21, 2003, based upon a recommendation from the Nominating and Governance Committee, the Board appointed David P. Lauer to serve as a director of the Company in the class of directors whose terms expire at the 2006 Annual Meeting of Shareholders. Mr. Lauer filled the vacancy on the Board which had existed since the retirement of Harvey M. Krueger from the Board. Mr. Lauer had been recommended to the Nominating and Governance Committee and the Board by several directors of the Company.

     The Board has reviewed, considered and discussed each director's relationships, either directly or indirectly, with the Company and its subsidiaries and the compensation each director receives, directly or indirectly, from the Company and its subsidiaries in order to determine whether such director meets the independence requirements of the applicable sections of the NYSE Listed Company Manual (the "NYSE Rules") and the applicable rules and regulations of the SEC (the "SEC Rules") and has determined that the Board has at least a majority of independent directors. The Board has determined that each of Philip G. Barach, David P. Lauer, Janice Page, Edward M. Stan and Harvey A. Weinberg has no relationship with the Company either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, other than serving as a director and holding common shares of the Company (and in the case of Mr. Stan, receiving retirement benefits as a former executive officer of the Company whose employment ended in 1985) and thus qualifies as independent. Christian Galvis, Roger E. Lautzenhiser, Daniel D. Viren and Gordon Zacks do not qualify as independent directors.

     The Board proposes that the nominee identified below be elected for a new term of three years, and until his successor is elected and qualified. The individuals named as proxies in the accompanying proxy card intend to vote the common shares represented by the proxies received under this solicitation for the Board's nominee unless otherwise instructed on the proxy card. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominee specified on the proxy card.

     The following information, as of April 1, 2004, concerning the age, principal occupation, other affiliations and business experience of Mr. Stan, the only nominee for election, has been furnished to the Company by Mr. Stan.

                                                                                DIRECTOR OF
                                                 POSITION(S) HELD               THE COMPANY      NOMINEE
                                               WITH THE COMPANY AND             CONTINUOUSLY    FOR TERM
NOMINEE                         AGE           PRINCIPAL OCCUPATION(S)              SINCE       EXPIRING IN
-------                         ---   ---------------------------------------   ------------   -----------
Edward M. Stan...............   79    Director of the Company; President,           1971          2007
                                      Edward M. Stan and Associates,
                                      importers; Executive Vice President of
                                      the Company prior to his retirement in
                                      December 1985

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE.

     While it is contemplated that Mr. Stan will stand for election, if at the time of the Annual Meeting he should be unavailable or unable to serve as a candidate for election as a director, the individuals designated to vote the proxies reserve full discretion to vote the common shares represented by the proxies they hold for the election of a substitute nominee designated by the Board upon recommendation by the Nominating and Governance Committee. The Board knows of no reason why Mr. Stan will be unavailable or unable to serve if reelected to the Board.

     The following information, as of April 1, 2004, concerning the age, principal occupation, other affiliations and business experience of the directors of the Company whose terms extend beyond the Annual Meeting has been furnished to the Company by each director.

                                                                         DIRECTOR OF
                                                                             THE
                                              POSITION(S) HELD             COMPANY
                                            WITH THE COMPANY AND         CONTINUOUSLY      TERM
NAME                             AGE       PRINCIPAL OCCUPATION(S)          SINCE       EXPIRES IN
----                             ---   -------------------------------   ------------   ----------
Gordon Zacks...................  71    Senior Chairman of the Board          1959          2005
                                         since March 10, 2004, Chairman
                                         of the Board from 1979 to
                                         March 10, 2004, Chief
                                         Executive Officer from 1979
                                         to March 10, 2004, President
                                         from 1992 to February 1999
                                         and from August 2002 to March
                                         10, 2004, and a Director of
                                         the Company(1)
Christian Galvis...............  62    Executive Vice President --           1992          2005
                                         Operations since 1992,
                                         President -- Operations of
                                         Barry Comfort Group since
                                         1998, and a Director of the
                                         Company
Roger E. Lautzenhiser..........  50    Director of the Company;              1999          2005
                                         Managing Partner, Cincinnati
                                         office, since November 2000,
                                         and Partner, Columbus office,
                                         from 1986 to November 2000,
                                         Vorys, Sater, Seymour and
                                         Pease LLP, attorneys at
                                         law(2)
Janice Page....................  55    Director of the Company;              2000          2006
                                         consultant on merchandising,
                                         buying, marketing, retail
                                         store operations and
                                         management since 1997; Senior
                                         (Group) Vice President,
                                         Sears, Roebuck and Co. from
                                         1992 to 1997(3)
Harvey A. Weinberg.............  66    Director of the Company;              2001          2006
                                         private investor; former
                                         Chairman of the Board and
                                         Chief Executive Officer of
                                         Hartmarx Corporation,
                                         clothiers, from February 1988
                                         to July 1992(4)

                                                                         DIRECTOR OF
                                                                             THE
                                              POSITION(S) HELD             COMPANY
                                            WITH THE COMPANY AND         CONTINUOUSLY      TERM
NAME                             AGE       PRINCIPAL OCCUPATION(S)          SINCE       EXPIRES IN
----                             ---   -------------------------------   ------------   ----------
David P. Lauer.................  61    Director of the Company;              2003          2006
                                         President and Chief Operating
                                         Officer of Bank One,
                                         Columbus, NA from June 1997
                                         until his retirement in
                                         January 2001; Office Managing
                                         Partner of Deloitte & Touche
                                         LLP from January 1989 until
                                         he retired in June 1997;
                                         Certified Public Accountant
                                         since 1968(5)

---------------

(1) On March 10, 2004, Mr. Zacks and the Company entered into a separation agreement pursuant to which Mr. Zacks retired as President and Chief Executive Officer of the Company. The separation agreement terminated Mr. Zacks' existing employment agreement under which the Company had been obligated to cause Mr. Zacks to be nominated as a director. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS."

(2) Vorys, Sater, Seymour and Pease LLP rendered legal services to the Company during the 2003 fiscal year and continues to do so.

(3) Ms. Page is also a director of Kellwood Company and a member of the board of trustees of Glimcher Realty Trust.

(4) Mr. Weinberg is also a director of Syms Corp and a member of the board of trustees of Glimcher Realty Trust.

(5) Mr. Lauer is also a director of Wendy's International, Inc., AirNet Systems, Inc., Huntington Bancshares Incorporated and Diamond Hill Investment Group, Inc.

     There are no family relationships among any of the directors, the nominee for election as director and the executive officers of the Company.

MEETINGS OF AND COMMUNICATIONS WITH THE BOARD

     The Board held twenty meetings during the 2003 fiscal year. Each director attended 75% or more of the aggregate of the total number of meetings held by the Board and the number of meetings held by the Board committees on which he or she served, in each case during the period he or she served in the 2003 fiscal year, except for Mr. Lauer, who attended 73% of such meetings.

     Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the shareholders, the Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the then incumbent directors attended the Company's 2003 Annual Meeting of Shareholders held on May 8, 2003.

     In accordance with the Company's Corporate Governance Guidelines and applicable NYSE Rules, the non-management directors of the Company meet (without management present) at regularly scheduled executive sessions. The guidelines provide that the executive sessions are chaired by the Chair of the Audit Committee, the Compensation Committee or the Nominating and Governance Committee, as determined prior to or at the beginning of each executive session by the non-management directors.

     The Board believes it is important for shareholders to have a process to send communications to the Board and its individual members. Accordingly, shareholders who wish to communicate with the Board, the non-management directors as a group or a particular director may do so by sending a letter to such individual or individuals, in care of Daniel D. Viren, Secretary, at the Company's executive offices, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder -- Non-Management Director Communication,"
"Shareholder -- Board

Communication" or "Shareholder -- Director Communication," as appropriate. All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Company's Secretary will make copies of all such letters and circulate them to the appropriate director or directors. There is no screening process in respect of shareholder communications.

COMMITTEES OF THE BOARD

     The Board has three standing committees -- the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

  AUDIT COMMITTEE

     The Audit Committee currently consists of Philip G. Barach, David P. Lauer, Edward M. Stan and Harvey A. Weinberg. Mr. Stan is the Chair of the Audit Committee. The Board has determined that each member of the Audit Committee qualifies as an independent director under the applicable NYSE Rules and under SEC Rule 10A-3. Mr. Barach intends to step down as a member of the Audit Committee prior to the Annual Meeting to allow him to provide consulting services to the Company as requested.

     The Board has also determined that each of David P. Lauer and Edward M. Stan qualifies as an "audit committee financial expert" for purposes of Item 401(h) of SEC Regulation S-K. In addition to the qualification of Messrs. Lauer and Stan as "audit committee financial experts," the Board strongly believes that each member of its Audit Committee is highly qualified to discharge his or her duties on behalf of the Company and satisfies the financial literacy requirement of the NYSE Rules.

     David P. Lauer currently serves on the audit committees of five public companies, including the Company. The Board has determined that such simultaneous service does not and will not impair his ability to serve effectively on the Company's Audit Committee.

     The Audit Committee is organized and conducts its business pursuant to a written charter. The Audit Committee Charter, as amended, is attached as Appendix A to this Proxy Statement. A copy of the Audit Committee's charter is also posted on the "Investors/Board of Directors" page of the Company's website at www.rgbarry.com. At least annually, the Audit Committee will review and reassess the adequacy of its charter and will recommend changes to the full Board as necessary.

     The Audit Committee's duties and responsibilities are set forth in its charter. The primary functions of the Audit Committee are to assist the Board in its oversight of: (1) the integrity of the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements; (3) the independent auditors' qualifications and independence; and (4) the performance of the Company's internal audit function and independent auditors. The Audit Committee's specific responsibilities include: (1) selecting, appointing and retaining the Company's independent auditors for each fiscal year and determining the terms of engagement, including the proposed fees and terms of service; (2) overseeing and evaluating the work of the independent auditors; (3) reviewing and approving in advance all audit and all permitted non-audit services; (4) reviewing the independence and objectivity of the independent auditors; (5) determining hiring policies for employees or former employees of the independent auditors; (6) reviewing the Company's accounting policies and practices; (7) reviewing the activities of the Company's independent auditors and personnel responsible for the internal audit function; (8) preparing an annual report for inclusion in the Company's proxy statement; and (9) other matters required by applicable NYSE Rules and SEC Rules.

     The Audit Committee met ten times during the 2003 fiscal year. The Audit Committee's report relating to the 2003 fiscal year begins on page 29.

  COMPENSATION COMMITTEE

     The Compensation Committee is currently comprised of Philip G. Barach, Janice Page and Harvey A. Weinberg. Mr. Barach is currently the Chair of the Compensation Committee. The Board has determined that each member of the Compensation Committee qualifies as independent under applicable NYSE Rules and SEC Rules. The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board on February 4, 2004. A copy of the Compensation Committee's charter is posted on the "Investors/Board of Directors" page of the Company's website at www.rgbarry.com. The Compensation Committee will annually review and assess the adequacy of its charter and may recommend changes to the full Board as necessary.

     The Compensation Committee's charter sets forth the duties and responsibilities of the Compensation Committee, which include: (1) reviewing, approving and overseeing the process and substance of the Company's compensation policy; (2) evaluating the performance of the Chief Executive Officer of the Company in light of corporate goals and objectives approved by the Compensation Committee and determining the Chief Executive Officer's compensation based on that evaluation; (3) establishing the long-term incentive component of the Chief Executive Officer's compensation; (4) determining whether the Company should enter into employment agreements with its executive officers; (5) approving the annual salary, bonus, stock options and other benefits, direct and indirect, of the other senior executives of the Company; (6) administering the Company's stock option plans; (7) reviewing new executive compensation programs and, on a periodic basis, the operation of the Company's existing executive compensation programs; (8) making recommendations to the full Board with respect to incentive-compensation plans and equity-based plans; (9) determining director and committee member/chairperson compensation for non-employee directors; and
(10) preparing an annual report on executive compensation for inclusion in the Company's proxy statement.

     The Compensation Committee met six times during the 2003 fiscal year. The Compensation Committee's report on executive compensation for the 2003 fiscal year begins at page 12.

  NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating and Governance Committee consists of Janice Page, Edward M. Stan and Harvey A. Weinberg. Ms. Page is the Chair of the Nominating and Governance Committee. The Board has determined that each member of the Nominating and Governance Committee qualifies as independent under applicable NYSE Rules and SEC Rules. The Nominating and Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board on February 4, 2004 . A copy of the Nominating and Governance Committee's charter is posted on the "Investors/Board of Directors" page of the Company's website at www.rgbarry.com. The Nominating and Governance Committee will annually evaluate whether the charter appropriately addresses the matters that are or should be within its scope, and will recommend changes to the full Board as necessary.

     The Nominating and Governance Committee's primary responsibility is to create and monitor the overall corporate governance principles and policies for the Company. The duties and responsibilities of the Nominating and Governance Committee include: (1) recommending policies to enhance the Board's effectiveness; (2) developing and annually reviewing the Company's corporate governance policies; (3) creating and maintaining a code of conduct for directors, officers and employees; (4) approving service by directors of the Company on the boards of directors of other publicly traded companies; (5) assessing on a regular basis the qualifications needed by the Board in the context of the current status of the Board; (6) conducting annual director evaluations; (7) recommending to the Board the slate of nominees to be elected by the shareholders; and (8) recommending the directors to be selected for membership on Board committees, including chairpersons of committees. The Nominating and Governance Committee met once during the 2003 fiscal year.

  AD HOC COMMITTEE

     In January 2003, the Board formed an ad hoc committee ( the "Ad Hoc Committee") for the purpose of overseeing the reduction of the Company's cost and expense structure and improving its operating results. Ms. Page, Mr. Stan and Mr. Weinberg each served as members of the Ad Hoc Committee and Ms. Page served as Chair. The Committee met 22 times during the 2003 fiscal year. The Ad Hoc Committee has not met in 2004.

NOMINATING PROCEDURES

     As described above, the Company has a standing Nominating and Governance Committee that is responsible for overseeing a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

     When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate's credentials and does not have specific eligibility requirements or minimum qualifications that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee considers those factors it considers appropriate, including maturity in judgment, diversity, experience, skills, accountability and integrity, financial literacy, high performance standards, time, other board appointments, industry knowledge, networking/contacts and degree of independence from management. Depending on the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily. The Nominating and Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

     The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any consultant or search firm so retained. No such consultant or search firm has been used to date and, accordingly, no fees have been paid to any such consultant or search firm.

     Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by giving written notice of the recommendation to Chair of the Nominating and Governance Committee, c/o R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. The recommendation should include the candidate's name, age, business address, residence address and principal occupation or employment as well as a description of the candidate's qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if elected, and a commitment by the candidate to meet personally with the Nominating and Governance Committee members, should accompany any such recommendation. The Nominating and Governance Committee will consider candidate recommendations from shareholders for the 2005 Annual Meeting of Shareholders which are submitted not later than November 1, 2004. Any shareholder who wishes to formally nominate one or more individuals must follow the procedures described below.

     The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each annual meeting of shareholders. In addition, shareholders who wish to nominate one or more individuals for election as a director at an annual meeting of shareholders may do so provided they comply with the nomination procedures set forth in the Company's Articles of Incorporation. Each director nomination must be received by the Secretary of the Company not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors. However, if less than 35 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Company's Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Each shareholder nomination must contain the following information: (a) the name, age, business address and, if known, residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the number of common shares beneficially owned by the nominee and by the nominating shareholder and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under applicable SEC Rules. Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director. Notice of nominations for the Annual Meeting must be received by the Company's Secretary by May 5, 2004.

CORPORATE GOVERNANCE GUIDELINES

     In accordance with NYSE Rules, the Board adopted the R. G. Barry Corporation Board of Directors Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company's commitment to the highest standards of corporate governance. The Board will periodically review the Corporate Governance Guidelines to ensure they are in compliance with all applicable requirements. The Corporate Governance Guidelines are available on the Company's website at www.rgbarry.com.

CODE OF BUSINESS CONDUCT AND ETHICS

     In accordance with NYSE Rules and SEC Rules, the Board has adopted the R.
G. Barry Corporation Code of Business Conduct and Ethics which is available on the Company's website at www.rgbarry.com.

                                   REPORT OF
                           THE COMPENSATION COMMITTEE
                                       OF
               R. G. BARRY CORPORATION ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised entirely of non-employee directors. Decisions on compensation of the executive officers generally are made by the Compensation Committee, although compensation levels for executive officers other than the Company's Chief Executive Officer have historically been recommended to the Compensation Committee by the Chief Executive Officer, who has substantially greater knowledge of the contributions made by the individual executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     In determining the compensation of executive officers, the Compensation Committee has sought to create a compensation program that links compensation to the operational results of the Company and/or the operating division in which an executive officer is employed, recognizes individual contribution and achievement and assists the Company in attracting and retaining executive officers and other key employees. Executive compensation is set at levels that the Compensation Committee, with the advice of the Company's executive compensation consultants, believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key employees having the experience and abilities that are necessary to manage the Company's business.

BASE SALARIES

     The base salaries of the executive officers and subsequent adjustments to those base salaries are determined relative to the following factors: (i) the importance to the Company of the executive officer's job function; (ii) the individual's performance in his position; (iii) the individual's potential to make a significant contribution to the Company in the future; and (iv) a comparison of industry pay practices. The Compensation Committee believes that all of these factors are important and the relevance of each factor varies from individual to individual. The Compensation Committee has not assigned any specific weight to any of these factors in the evaluation of any executive officer's base salary.

     An executive officer's individual performance is measured against goals and objectives that have been previously discussed with the executive officers. Consideration is given to the individual's contribution to the management team and the individual's overall value and contribution to the Company. The Compensation Committee historically has relied on the Company's Chief Executive Officer to make recommendations to the Committee regarding the appropriate base salaries of the executive officers other than the Chief Executive Officer. Before making salary recommendations to the Compensation Committee, the Chief Executive Officer has reviewed survey information from one or more executive compensation consulting firms to determine competitive compensation levels in each of the Company's senior management positions. The Company has generally sought to provide base salary to its executive officers that falls within the 75th to 90th percentiles of base compensation offered by small to medium-sized consumer product companies to individuals holding comparable positions. The Compensation Committee believes that it is important for the Company to remain competitive in its management salaries in order to attract and retain the small group of senior managers who are key to the Company's operations.

     The Company has entered into employment agreements with several of its senior executive officers which provide for a minimum base salary during the term of the employment agreement. These employment agreements restrict the ability of the Compensation Committee to reduce the base salaries of these executive officers below the minimum levels specified. The Compensation Committee concluded that these employment agreements were important in order for the Company to hire and/or retain its key executives. The minimum base salaries were established by the Compensation Committee based upon advice from a nationally recognized executive consulting firm.

ANNUAL INCENTIVE PLAN

     Based on the recommendation of the Compensation Committee, the Board adopted a 2003 annual incentive plan for the Company's salaried employees, including its executive officers. Under the annual incentive plan, an individual's potential annual bonus award is based on various measures depending on his or her level in the Company. Award attainment is based on the achievement of pre-established corporate and divisional financial performance goals and strategic objectives, as well as on individual performance, with each category being weighted differently depending on an employee's position in the Company. Minimum levels are established each year such that performance below these levels results in zero payment for all incentive awards. The Company's 2003 fiscal year results did not reach the minimum levels established by the Board for Company financial performance and the Company's strategic objectives were not achieved, and, as a result, no bonus awards were made under the 2003 annual incentive plan.

MR. ZACKS' 2003 COMPENSATION

     Effective July 1, 2001, Mr. Zacks and the Company entered into an employment agreement under which Mr. Zacks was entitled to receive a minimum annual salary of $490,000 plus other specified benefits. The minimum base salary in the employment agreement was recommended by the Compensation Committee and approved by the Board based upon advice from the Company's executive compensation consulting firm that such base salary was consistent with base salaries paid to chief executive officers of comparable companies. The employment agreement terminated in March 2004 when Mr. Zacks retired as President and Chief Executive Officer of the Company.

     Mr. Zacks' base salary for 2003 was the minimum base salary established in his employment agreement when it was entered into in 2001. Every year since the date of the employment agreement, the Compensation Committee evaluated Mr. Zacks' base salary to determine whether an increase was warranted based on the Committee's consideration of a number of subjective and objective criteria. Because of the Company's disappointing financial performance, the Committee did not increase the minimum base salary provided for in the employment agreement.

     Mr. Zacks' employment agreement also provided that during the employment term, he was entitled to participate in the annual incentive plan at an annual level of 40% of base salary if target performance levels were met and 100% of base salary if maximum performance levels were met or exceeded. Under the terms of the annual incentive plan for 2003, Mr. Zacks was entitled to receive an incentive award of 40% of base salary if the threshold performance levels were met. In his position, 75% of his potential annual incentive award was based on the achievement of pre-established corporate financial performance goals and 25% was based on the achievement of pre-established corporate strategic objectives. As mentioned previously, none of the Company's executive officers, including Mr. Zacks, received an incentive bonus award under the 2003 annual incentive plan.

STOCK-BASED COMPENSATION PLANS

     The Company's long-term compensation program consists primarily of options granted under the Company's stock incentive plans and restricted common shares. All options are granted with exercise prices at least equal to the market value of the Company's common shares on the dates of grant. If there is no appreciation in the market value of the Company's common shares, the options are valueless. The Compensation Committee grants options based on its subjective determination of the relative current and future contribution that each prospective optionee has or may make to the long-term welfare of the Company. Typically, options are granted to the executive officers on an annual basis. The table under "COMPENSATION OF EXECUTIVE OFFICERS -- GRANTS OF OPTIONS" shows the options granted to each of the named individuals during the 2003 fiscal year.

     From time to time, the Compensation Committee has also awarded restricted common shares to executive officers of the Company. The Compensation Committee believes that restricted stock awards which vest over a period of time can provide powerful incentives to an executive to remain with the Company and to strive to build shareholder value. Restricted stock awards also provide a means to increase share ownership by Company executives.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally prohibits the Company from deducting non-performance-based compensation in excess of $1,000,000 per taxable year paid to the Chief Executive Officer and the four other most highly compensated executive officers serving as such at the end of the Company's fiscal year. The Company may continue to deduct compensation paid to such executive officers in excess of $1,000,000 if the payment of that compensation qualifies for an exception, including an exception for certain "performance-based" compensation.

     The Compensation Committee does not have a policy that requires its executive compensation programs to qualify as performance-based compensation under Section 162(m), although the Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

ADDITIONAL COMPENSATION PLANS

     At various times in the past, the Company has adopted broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these plans are not tied to performance.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

         Philip G. Barach         Janice Page         Harvey A. Weinberg

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table shows, for the last three fiscal years, the cash compensation and other benefits paid or provided by the Company to the individual who served as Chief Executive Officer during the 2003 fiscal year and the other named individuals. All dollar amounts are rounded down to the nearest whole dollar.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                          --------------------------------
                                                                                       AWARDS
                                           ANNUAL COMPENSATION            --------------------------------
       NAME AND                   -------------------------------------      RESTRICTED      COMMON SHARES    ALL OTHER
  PRINCIPAL POSITION     FISCAL    SALARY     BONUS      OTHER ANNUAL          STOCK          UNDERLYING     COMPENSATION
DURING 2003 FISCAL YEAR   YEAR      ($)        ($)      COMPENSATION($)     AWARD(S)($)       OPTIONS(#)         ($)
-----------------------  ------   --------   --------   ---------------   ----------------   -------------   ------------
Gordon Zacks:             2003    $490,000   $      0      $ 27,653(2)          --(3)                 0        $ 9,651(4)
  Chairman of the         2002    $490,000   $      0      $ 42,485(2)          --               50,000        $10,261
  Board, Chief            2001    $490,000   $ 49,000      $ 46,103(2)          --                    0        $13,393
  Executive Officer,
  President (1)

Christian Galvis:         2003    $258,000   $      0      $ 21,900(5)          --(3)            50,000        $ 4,568(4)
  Executive Vice          2002    $258,000   $      0      $ 22,875(5)          --(5)            25,000        $ 6,031
  President --            2001    $258,000   $ 46,440      $ 23,936(5)          --(5)            52,350        $ 7,251
  Operations,
  President -- Operations
  of Barry Comfort
  Group

Daniel D. Viren:          2003    $220,000   $      0      $ 21,004(6)          --               15,000        $ 4,044(4)
  Senior Vice President   2002    $220,000   $      0      $ 15,971(6)          --               15,000        $ 3,267
  -- Finance, Chief       2001    $220,000   $ 38,200      $ 17,571(6)          --                    0        $ 3,300
  Financial Officer,
  Secretary, Treasurer

Donald G. Van Steyn:      2003    $150,272   $      0      $ 19,600(7)          --               15,000        $ 6,239(4)
  Vice President --       2002    $150,272   $      0      $ 19,600(7)          --               15,000        $ 5,810
  Chief Information       2001    $150,272   $  9,016      $ 19,600(7)          --                3,188        $ 7,249
  Officer

Harry F. Miller:          2003    $138,000   $      0      $ 19,700(8)          --               15,000        $ 7,037(4)
  Vice President --       2002    $138,000   $      0      $ 19,215(8)          --               15,000        $ 6,676
  Human Resources         2001    $138,000   $  8,280      $ 19,694(8)          --               27,064        $ 8,872

Thomas F. Coughlin:       2003    $300,000   $110,000(10)  $152,448(11)         --               50,000        $   647(4)
  Former Executive Vice   2002    $231,250   $100,000(10)  $ 57,131(11)         --              100,000        $    80
  President -- Sales &    2001          --         --            --             --                   --             --
  Marketing(9)

---------------

 (1) Mr. Zacks assumed the additional position of President of the Company following the resignation of William Lenich on August 19, 2002. As previously discussed, Mr. Zacks retired from his positions as President and Chief Executive Officer of the Company effective March 10, 2004.

 (2) "Other Annual Compensation" for Mr. Zacks includes: (a) a premium payment of $5,603 in 2003 and $19,088 in each of 2002 and 2001, to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; (b) the amounts of $7,433, $12,183 and $19,522 reflecting his personal use of a Company-furnished automobile in 2003, 2002 and 2001, respectively; (c) payments of $9,163, $5,800 and $5,264 made during 2003, 2002 and 2001, respectively, to cover his portion of the insurance premiums on a life insurance policy on his life; (d) payments of $3,225 and $3,185 made during 2003 and 2002, respectively, to cover his estimated tax liability with respect to those premium payments; and (e) a travel allowance of $2,229 in each of 2003, 2002 and 2001.

 (3) On May 13, 1999, Mr. Zacks was awarded 50,000 restricted common shares under the terms of a restricted stock agreement with the Company. The per share value of the Company's common shares on that date was $8.375. The restrictions on transfer generally were to lapse on 20% of the common shares on the first through fifth anniversaries of the grant date. Restrictions on transfer lapsed as to 10,000 common shares on each of May 13, 2000, 2001, 2002 and 2003. Under the terms of his separation agreement with the Company, the restrictions will lapse on the remaining 10,000 restricted common shares on May 13, 2004. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS."

     On March 23, 2000, Mr. Galvis was awarded 26,000 restricted common shares under the terms of a restricted stock agreement with the Company. The per share value of the Company's common shares on that date was $3.00. The restrictions on transfer generally lapse on 20% of the common shares on the first through fifth anniversaries of the grant date. Restrictions on transfer lapsed as to 5,200 common shares on each of March 23, 2001, 2002, 2003 and 2004. In addition, if Mr. Galvis dies or becomes totally disabled prior to the fifth anniversary of the grant date or if there is a change of control of the Company, all remaining restrictions will lapse. If Mr. Galvis' employment is terminated by the Company for cause or if Mr. Galvis voluntarily terminates his employment, he will forfeit any common shares whose restrictions have not lapsed. If Mr. Galvis' employment is terminated by the Company without cause, all remaining restrictions will lapse. Mr. Galvis exercises all voting rights and is entitled to receive any dividends payable on the restricted common shares.

     As of January 3, 2004, the aggregate holdings of restricted common shares by Mr. Zacks and Mr. Galvis and the market value (net of consideration paid by the executive officer) of such holdings were: Mr. Zacks, 10,000 common shares, $44,000, and Mr. Galvis, 10,400 common shares, $45,734.

 (4) "All Other Compensation" for 2003 includes: (a) interest in the amounts of $7,222, $3,076, $706, $3,632, $4,480 and $447 credited to the accounts of
     Messrs. Zacks, Galvis, Viren, Van Steyn, Miller and Coughlin, respectively, under the R. G. Barry Corporation Deferred Compensation Plan (the "Deferred Compensation Plan")*; (b) contributions in the amounts of $2,000, $2,000, $2,000 and $200 to the Deferred Compensation Plan on behalf of Messrs. Viren, Van Steyn, Miller and Coughlin, respectively; and (c) contributions in the amounts of $2,429, $1,492, $1,338, $607 and $557 to the R. G. Barry
     Corporation 401(k) Savings Plan on behalf of Messrs. Zacks, Galvis, Viren, Van Steyn and Miller, respectively, to match 2003 pre-tax elective deferral contributions (included under "Base Salary") made by each individual.

     * The Deferred Compensation Plan was amended on February 20, 2004 to provide that no further deferrals could be made after February 21, 2004.

 (5) "Other Annual Compensation" for Mr. Galvis includes: (a) premium payments of $9,700, $9,700 and $8,340 in 2003, 2002 and 2001, respectively, to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; (b) the amounts of $9,600, $9,600 and $8,471 reflecting his personal use of a Company-furnished automobile and/or a car allowance paid to him in 2003, 2002 and 2001, respectively; and (c) the amounts of $2,600, $3,575 and $7,125, reflecting the fair market value of 1,250 common shares issued to him on March 1, 2004, March 3, 2003 and March 1, 2002, respectively, under a stock grant agreement. See "EQUITY COMPENSATION PLAN INFORMATION -- NON-SHAREHOLDER APPROVED EQUITY ARRANGEMENTS."

 (6) "Other Annual Compensation" for Mr. Viren includes: (a) a premium payment of $7,400 in each of 2003, 2002 and 2001, to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; and (b) the amounts of $13,033, $8,000 and $9,600 reflecting his personal use of a Company-furnished automobile or a car allowance paid to him in 2003, 2002 and 2001, respectively.

 (7) "Other Annual Compensation" for Mr. Van Steyn includes: (a) a premium payment of $9,400 in each of 2003, 2002 and 2001, to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; and (b) car allowances of $9,600 in each of 2003, 2002 and 2001.

 (8) "Other Annual Compensation" for Mr. Miller includes: (a) premium payment of $9,500 in each of 2003 and 2002 and $8,308 in 2001 to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; and (b) the amounts of $11,386, $9,600 and $9,600 reflecting his personal use of a Company-furnished automobile or a car allowance paid to him in 2003, 2002 and 2001, respectively.

 (9) Mr. Coughlin became Executive Vice President -- Sales & Marketing on August 19, 2002 and served as Executive Vice President -- Sales from April 15, 2002 until August 19, 2002. Mr. Coughlin resigned his position as an executive officer of the Company effective December 1, 2003.

(10) In connection with the hiring of Mr. Coughlin, on April 30, 2002, the Company paid Mr. Coughlin the first $50,000 installment of a $100,000 hiring bonus. The second installment of Mr. Coughlin's hiring bonus was paid on March 18, 2003. Following Mr. Coughlin's assumption of additional responsibilities due to the resignation of Mr. Lenich on August 19, 2002, Mr. Coughlin was paid a "retention" bonus of $100,000, which was paid in two installments of $50,000 each in September 2002 and April 2003. The amount shown for 2003 includes the amount of $10,000 representing payment for unused vacation.

(11) "Other Annual Compensation" for Mr. Coughlin includes: (a) premium payments of $4,828 and $3,000 in 2003 and 2002, respectively, to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; (b) car allowances of $8,800 and $6,800 in 2003 and 2002, respectively; and (c) payment of moving expenses in the amount of $138,820 and $47,331 in 2003 and 2002, respectively.

GRANTS OF OPTIONS

     The following table summarizes information concerning individual grants of options during the 2003 fiscal year to each of the individuals named in the Summary Compensation Table. No stock appreciation rights were granted during the 2003 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                            NUMBER OF        % OF TOTAL                              ANNUAL RATES OF SHARE
                          COMMON SHARES        OPTIONS                               PRICE APPRECIATION FOR
                            UNDERLYING       GRANTED TO     EXERCISE                    OPTION TERM (1)
                             OPTIONS        EMPLOYEES IN      PRICE     EXPIRATION   ----------------------
NAME                        GRANTED(#)       FISCAL YEAR    ($/SHARE)      DATE         5%          10%
----                      --------------    -------------   ---------   ----------   ---------   ----------
Gordon Zacks............              0            --            --           --           --           --
Christian Galvis........   40,000(2)(3)         15.28%        $3.27       5/6/13      $82,259     $208,462
                           10,000(4)(5)          3.82%        $3.27       5/6/13      $20,565     $ 52,115
Daniel D. Viren.........   15,000(2)(3)          5.73%        $3.27       5/6/13      $30,847     $ 78,173
Donald G. Van Steyn.....   15,000(2)(3)          5.73%        $3.27       5/6/13      $30,847     $ 78,173
Harry F. Miller.........   12,000(2)(3)          4.58%        $3.27       5/6/13      $24,678     $ 62,538
                            3,000(4)(5)          1.15%        $3.27       5/6/13      $ 6,169     $ 15,635
Thomas F. Coughlin......   10,000(2)(3)          3.82%        $3.27       3/1/04      $20,565     $ 52,115
                           40,000(4)(5)         15.28%        $3.27       3/1/04      $82,259     $208,462

---------------

(1) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the options are held until their respective expiration dates. These dollar amounts are not intended to forecast future performance or possible future appreciation in the price of the Company's common shares. Shareholders are, therefore, cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown if the price of the Company's common shares appreciates, which benefits all shareholders of the Company commensurately.

(2) These incentive stock options were granted on May 7, 2003 and become exercisable as follows: (a) for Mr. Galvis as to 10,000 common shares on each of the second, third, fourth and fifth anniversaries of the grant date;
    (b) for each of Messrs. Viren and Van Steyn as to 3,000 common shares on each of the first, second, third, fourth and fifth anniversaries of the grant date; and (c) for Mr. Miller as to 3,000 common shares on each of the second, third, fourth and fifth anniversaries of the grant date. Mr. Coughlin's incentive stock options expired on March 1, 2004 following his termination of employment effective December 1, 2003.

(3) Each of these options becomes fully exercisable in the event of defined changes in control of the Company. If an optionee's employment is terminated by reason of death or long-term disability, these options may thereafter be exercised in full for a period of twelve months, subject to their stated term. If an optionee's employment is terminated for any other reason, any exercisable options held by him at the date of termination may be exercised for a period of three months, subject to their stated term. If an optionee's employment is terminated for cause, his options are immediately forfeited.

(4) These non-qualified stock options were granted on May 7, 2003 and become exercisable as follows: (a) for Mr. Galvis as to all 10,000 common shares on the first anniversary of the grant date; and (b) for Mr. Miller as to all 3,000 common shares on the first anniversary of the grant date. Mr. Coughlin's non-qualified stock options expired on March 1, 2004 following his termination of employment effective December 1, 2003.

(5) Each of these options becomes fully exercisable in the event of defined changes in control of the Company. If an optionee's employment is terminated by reason of death, long-term disability or retirement, these options may, thereafter, be exercised in full for a period of twelve months, subject to their stated term. If an optionee's employment is terminated for any other reason, any exercisable options held by him at the date of termination may be exercised for a period of three months, subject to their stated term. If an optionee's employment is terminated for cause, his options are immediately forfeited.

OPTION EXERCISES AND HOLDINGS

     The following table summarizes information concerning options exercised during, and unexercised options held as of the end of, the 2003 fiscal year by each of the individuals named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                          NUMBER OF                     NUMBER OF COMMON SHARES
                            COMMON                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            SHARES                      OPTIONS AT FISCAL YEAR-       IN-THE-MONEY OPTIONS AT
                          UNDERLYING      VALUE              END (#)(1)(2)            FISCAL YEAR-END ($)(3)
                           OPTIONS       REALIZED     ---------------------------   ---------------------------
NAME                      EXERCISED        ($)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      ----------   ------------   -----------   -------------   -----------   -------------
Gordon Zacks............        0            --         217,810         37,500(4)          --             --
Christian Galvis........        0            --          68,954        126,850        $11,760        $64,340
Daniel D. Viren.........        0            --          48,000         57,000        $29,250        $36,450
Donald G. Van Steyn.....        0            --          12,000         36,188        $12,600        $25,350
Harry F. Miller.........    1,000          $758          12,000         70,743        $12,600        $25,350
Thomas F. Coughlin......        0            --          20,000        130,000             --        $56,500

---------------

(1) Reflects adjustments for 4-for-3 share split on June 1, 1994, for 4-for-3 share split on September 1, 1995, and for 5-for-4 share split on June 3, 1996.

(2) Outstanding options that are not fully exercisable will become so in the event of certain defined changes in control of the Company.

(3) The value of "in-the-money" options is calculated by multiplying the number of options by the excess of the closing price of the Company's common shares on January 2, 2004 ($4.40 per share) over the exercise price of the option. None of the options held by Mr. Zacks were in-the-money on January 3, 2004. None of the exercisable options held by Mr. Coughlin were in-the-money on January 3, 2004.

(4) Under the terms of his separation agreement with the Company, all of the options held by Mr. Zacks will become fully exercisable on July 1, 2004. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS."

EQUITY COMPENSATION PLAN INFORMATION

     The Company maintains six equity compensation plans (the "Plans") under which common shares may be issued to eligible directors, officers and employees:
(i) the R. G. Barry Corporation 1988 Stock Option Plan (the "1988 Plan"); (ii) the R. G. Barry Corporation 1994 Stock Option Plan (the "1994 Plan"); (iii) the
R. G. Barry Corporation Stock Option Plan for Non-Employee Directors (the "Directors Plan"); (iv) the R. G. Barry Corporation 1997 Incentive Stock Plan (the "1997 Plan"); (v) the R. G. Barry Corporation 2002 Stock Incentive Plan (the "2002 Plan"); and (vi) the R. G. Barry Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"). No new options may be granted under the 1988 Plan, the Directors Plan or, as of March 2004, the 1994 Plan. Each of the Plans has been approved by the shareholders of the Company.

     In addition, as of January 3, 2004, the Company was party to an individual stock grant agreement with Christian Galvis providing for the issuance of common shares over a period of years. This individual equity compensation arrangement was not approved by the shareholders.

     The following table shows for the Plans, as a group, the number of common shares issuable upon exercise of outstanding options, the weighted-average exercise price of outstanding options and the number of common shares remaining available for future stock option grants, in each case as of January 3, 2004. The following table also shows comparable information, as of January 3, 2004, for the stock grant agreement with Mr. Galvis.

                                                                                       NUMBER OF COMMON
                                                                                       SHARES REMAINING
                                            NUMBER OF COMMON     WEIGHTED-AVERAGE    AVAILABLE FOR FUTURE
                                           SHARES TO BE ISSUED   EXERCISE PRICE OF   ISSUANCE UNDER EQUITY
                                            UPON EXERCISE OF        OUTSTANDING       COMPENSATION PLANS
                                               OUTSTANDING           OPTIONS,          (EXCLUDING COMMON
                                            OPTIONS, WARRANTS      WARRANTS AND       SHARES REFLECTED IN
                                               AND RIGHTS             RIGHTS              COLUMN (A))
PLAN CATEGORY                                     (A)*                 (B)*                  (C)*
-------------                              -------------------   -----------------   ---------------------
Equity compensation plans approved by
  shareholders...........................        1,349,174(1)          $6.19(2)             765,988(3)

Equity compensation plans not approved by
  shareholders...........................            2,500(4)            n/a                    n/a

Total....................................        1,351,674             $6.19                765,988

---------------

  *  Reflects adjustments for changes in the Company's capitalization.

(1) Includes 83,877 common shares issuable upon exercise of options granted under the 1988 Plan, 235,451 common shares issuable upon exercise of options granted under the 1994 Plan, 31,250 common shares issuable upon exercise of options granted under the Directors Plan, 703,346 common shares issuable upon exercise of options granted under the 1997 Plan and 295,250 common shares issuable upon exercise of options granted under the 2002 Plan. There are no options outstanding under the Stock Purchase Plan, as Term X of that Plan ended on February 28, 2002 and Term XI has not yet commenced.

(2) Represents the weighted-average exercise price of options outstanding under the Plans.

(3) Includes 89,754 common shares remaining available for future issuance under the 1997 Plan, 154,750 common shares remaining available for future issuance under the 2002 Plan, 506,099 common shares remaining available for future issuance under the Stock Purchase Plan and 15,385 common shares remaining available for future issuance under the 1994 Plan. No further options may be granted under the 1988 Plan or the Directors Plan and, as of March 2004, the 1994 Plan.

(4) Represents 2,500 common shares remaining issuable to Mr. Galvis in accordance with the terms of his stock grant agreement.

  NON-SHAREHOLDER APPROVED EQUITY ARRANGEMENTS

     Mr. Galvis and the Company are parties to a stock grant agreement, dated as of January 4, 1998, which provides for the issuance of an aggregate of up to 10,000 common shares over a period of up to eight years. As of April 1, 2004, a total of 2,500 common shares remains unissued under such agreement. Mr. Galvis has been entitled to receive 1,250 common shares on the last business day of each fiscal year, beginning with the 1998 fiscal year, so long as he remains employed by the Company on that date. In addition, he will receive an additional 1,250 common shares in respect of any fiscal year in which the Company achieves 120% of the "target profit goal" established by the Board of Directors for that fiscal year. If Mr. Galvis' employment with the Company terminates for any reason (other than as a result of his death or within two years following a "change in control") he will forfeit his right to receive any common shares other than those previously earned under the terms of the stock grant agreement. If his employment is terminated by reason of his death or by the Company without "cause" (as defined in the stock grant agreement) or by Mr. Galvis for "good reason" (as defined in the stock grant agreement), in each case within two years following a "change in control" (as defined in the stock grant agreement), Mr. Galvis or his estate, as appropriate, will be entitled to be issued all of the common shares subject to the stock grant agreement which have not previously been issued. Mr. Galvis has received 1,250 common shares in respect of each of the last six fiscal years of the Company.

     On March 10, 2004, the Company granted an option to purchase 50,000 common shares to Thomas M. Von Lehman as an inducement for him to agree to serve as the Company's interim President and Chief Executive Officer. This option was not granted pursuant to a shareholder approved plan. Mr. Von Lehman was also granted a second option to purchase 50,000 shares under the shareholder approved 2002 Plan. For more information on these option grants, see "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS" on page 24 of this Proxy Statement.

PENSION PLANS

     The Company's pension plan provides for the payment of monthly benefits to salaried employees at age 65 based upon 48% of a participant's "final average monthly compensation" (subject to a limitation imposed by law on the amount of annual compensation upon which benefits may be based) less a designated percentage of the participant's primary social security benefits. Benefits under the pension plan are reduced by 1/30th for each year of credited service less than 30 years. The Company's two supplemental retirement plans -- the supplemental retirement plan and the benefit restoration plan -- provide for the payment of additional monthly retirement benefits based upon 2 1/2% of an eligible participant's "final average monthly compensation" reduced by a designated percentage of the participant's primary social security benefits with the difference multiplied by the participant's years of credited service up to a maximum of 24 years, and the resulting product then reduced by the participant's monthly pension payable under the pension plan. The benefit to which any employee who was a participant in the supplemental retirement plans on December 31, 1988 is entitled will not be less than 60% of the participant's "final average monthly compensation," reduced by (i) the participant's monthly pension payable under the pension plan and (ii) a designated percentage of the participant's primary social security benefits.

     On February 20, 2004, the Company's pension plan, supplemental retirement plan and benefit restoration plan were amended to freeze all benefits at the level accrued at March 31, 2004 under the respective plans. Consequently, no employee will earn further benefits under the plans after March 31, 2004.

     The following table shows the estimated pension benefits payable under the pension plan and the supplemental retirement plans at age 65 to individuals who were participants in the supplemental retirement plans on December 31, 1988, based on compensation that is covered by the pension plan and the supplemental retirement plans, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

             (MINIMUM BENEFIT FOR INDIVIDUALS WHO WERE PARTICIPANTS IN THE SUPPLEMENTAL RETIREMENT PLAN ON DECEMBER 31, 1988)

                         ESTIMATED ANNUAL PENSION BENEFITS
FINAL AVERAGE       BASED ON CREDITED YEARS OF SERVICE INDICATED
   ANNUAL       ----------------------------------------------------
COMPENSATION       10         15         20         25         30
-------------   --------   --------   --------   --------   --------
  $125,000      $ 75,000   $ 75,000   $ 75,000   $ 75,000   $ 75,000
   175,000       105,000    105,000    105,000    105,000    105,000
   225,000       135,000    135,000    135,000    135,000    135,000
   275,000       165,000    165,000    165,000    165,000    165,000
   325,000       195,000    195,000    195,000    195,000    195,000
   375,000       225,000    225,000    225,000    225,000    225,000
   425,000       255,000    255,000    255,000    255,000    255,000
   475,000       285,000    285,000    285,000    285,000    285,000
   525,000       315,000    315,000    315,000    315,000    315,000
   575,000       345,000    345,000    345,000    345,000    345,000
   625,000       375,000    375,000    375,000    375,000    375,000
   675,000       405,000    405,000    405,000    405,000    405,000
   725,000       435,000    435,000    435,000    435,000    435,000

     Annual benefits are shown before deduction of 50% of primary social security benefits.

     The following table shows the estimated pension benefits payable under the pension plan and the supplemental retirement plans at age 65 to individuals who became participants in the supplemental retirement plans after December 31, 1988, based on compensation that is covered by the pension plan and the supplemental retirement plans, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

            (MINIMUM BENEFIT FOR INDIVIDUALS WHO BECAME PARTICIPANTS IN THE SUPPLEMENTAL RETIREMENT PLAN AFTER DECEMBER 31, 1988)

                         ESTIMATED ANNUAL PENSION BENEFITS
FINAL AVERAGE       BASED ON CREDITED YEARS OF SERVICE INDICATED
   ANNUAL       ----------------------------------------------------
COMPENSATION       10         15         20         25         30
-------------   --------   --------   --------   --------   --------
  $125,000      $ 31,250   $ 46,875   $ 62,500   $ 75,000   $ 75,000
   175,000        43,750     65,625     87,500    105,000    105,000
   225,000        56,250     84,375    112,500    135,000    135,000
   275,000        68,750    103,125    137,500    165,000    165,000
   325,000        81,250    121,875    162,500    195,000    195,000
   375,000        93,750    140,625    187,500    225,000    225,000
   425,000       106,250    159,375    212,500    255,000    255,000
   475,000       118,750    178,125    237,500    285,000    285,000
   525,000       131,250    196,875    262,500    315,000    315,000
   575,000       143,750    215,625    287,500    345,000    345,000
   625,000       156,250    234,375    312,500    375,000    375,000
   675,000       168,750    253,125    337,500    405,000    405,000
   725,000       181,250    271,875    362,500    435,000    435,000

     Annual benefits are shown before a deduction of 20.83% of primary social security benefits after 10 years of service, 31.25% after 15 years of service, 41.67% after 20 years of service, 50% after 25 years of service and 50% after 30 years of service.

     A participant's "final average monthly compensation" for purposes of the Company's pension plan and supplemental retirement plans is the average of the participant's compensation (salary and commissions but excluding cash bonuses and overtime pay) during the five consecutive calendar years of the last ten years in which such total compensation is highest. However, for individuals who became participants in the supplemental retirement plans on or before December 31, 1988, compensation used in determining "final average annual compensation" includes bonuses and incentives. The "final average annual compensation" as of the end of the 2003 fiscal year was $601,540, $258,000, $182,422, $146,741 and
$134,819 for Messrs. Zacks, Galvis, Viren, Van Steyn and Miller, respectively. Messrs. Zacks, Galvis, Viren, Van Steyn and Miller have approximately 48, 13, 15, 15 and 11 years, respectively, of credited service under the pension plan and the supplemental retirement plan. Mr. Zacks was a participant in the supplemental retirement plans on December 31, 1988. Messrs. Galvis, Viren, Van Steyn and Miller became participants in the supplemental retirement plan after December 31, 1988. Mr. Coughlin had approximately two years of credited service under the pension plan and the supplemental retirement plans prior to resigning his position with the Company effective December 1, 2003. Since no benefits are payable under the pension plan or the supplemental retirement plans unless a participant has at least five years of credited service, Mr. Coughlin will receive no benefits under any of these plans. Mr. Zacks began receiving benefits under the pension plan in April 2004 because of provisions in the Internal Revenue Code that require payments under a qualified pension plan commence not later than April 1 of the calendar year following the year in which the participant reaches age 70 1/2. Mr. Zacks will begin receiving benefits under the non-qualified supplemental retirement plans in July 2004 after his employment with the Company terminates.

DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company (a "Non-Employee Director") receives $17,000 annually for services as a director. In addition, each Non-Employee Director receives $1,000 for each regular meeting and $500 for each telephonic meeting of the Board attended. All members of standing committees of the Board receive a fee of $500 for each meeting attended that occurs on the same day as a Board meeting, a fee of $1,000 for attending a committee meeting that does not occur on the same day as a Board meeting and a fee of $500 for participating in a telephonic meeting of a committee. Board committee chairs may receive additional fees for serving in that capacity, however, none of the standing committee chairs are currently receiving additional fees. For meetings in 2003, members of the Ad Hoc Committee received $500 per meeting, whether the meeting was in person or telephonic, and the Chair of the Ad Hoc Committee received $750 per meeting. As previously stated, the Ad Hoc Committee met 22 times in 2003.

     Each Non-Employee Director has been granted a non-qualified stock option to purchase 6,250 common shares with an exercise price equal to the fair market value of the common shares on the grant date. These options have terms of ten years and become exercisable six months after the grant date. All options held by current Non-Employee Directors, other than Mr. Lauer, were granted pursuant to the Directors Plan which terminated on May 16, 2001. Mr. Lauer's non-qualified stock option was granted under the 2002 Plan.

OTHER COMPENSATION

     In 1952, the Company obtained from Florence Zacks Melton, the mother of Gordon Zacks, the exclusive right to manufacture and sell various slipper styles and other product designs created and owned by her, including future styles and designs. Under a royalty agreement with the Company, Mrs. Melton receives 1% of the Company's net sales of products utilizing her designs. The royalty agreement terminates five years after the death of Mrs. Melton. During 2003, the Company accrued royalty payments (which will be paid in 2004) totaling $60,000 pursuant to the royalty agreement. In October 2000, the royalty agreement was amended to give the Company an option to purchase Mrs. Melton's product designs and related patent rights. This option is exercisable by the Company for a period of six months following the death of Mrs. Melton or a change of control of the Company. The option price for Mrs. Melton's ownership interest in the product designs and patent rights is $750,000 if the option is exercised following a change of control of the Company that occurs prior to the death of Mrs. Melton and $500,000 if the option is exercised following the death of Mrs. Melton if her death occurs prior to a change of control. The royalty agreement was also amended to grant to Mrs. Melton the right to require the Company to purchase her product designs and patent rights for a period of six months following a change of control of the Company that occurs prior to her death for a purchase price of $750,000. Upon the Company's purchase of Mrs. Melton's design rights, the royalty agreement will terminate.

     Mrs. Melton is also a party to a consulting services agreement with the Company pursuant to which she has agreed to provide consulting services to the Company in regard to product design and construction and to promote and enhance the Company's image and reputation through participation in employee meetings and Company communications. The consulting services agreement provides for quarterly payments of $15,000 each. The initial term of the agreement began on January 1, 2000 and ended on December 31, 2001. The term of the agreement was automatically renewed and will continue to be automatically renewed for additional 12-month periods unless either party elects not to renew.

     On January 8, 2004, the Company engaged The Meridian Group ("Meridian") to assist the Company in developing a new operating plan for its business and to assist the Company in securing external financing. With the assistance of Meridian, the Company developed a new business plan which it is in the process of implementing. In addition, through the efforts of Meridian, the Company secured a financing facility with The CIT Group/Commercial Services. Prior to his appointment as interim President and Chief Executive Officer of the Company, Thomas Von Lehman was Senior Project Director of Meridian. Mr. Von Lehman is currently is on leave of absence from Meridian. Mr. Von Lehman's spouse, Margaret Good, is the President and sole owner of Meridian. Since the Company engaged Meridian, it has paid or will pay to Meridian a total of approximately $350,000 for consulting services, excluding travel and out of pocket expenses, in connection with the development of the new business plan, and a fee of approximately $227,500 for securing the financing with The CIT Group/Commercial Services. Meridian has substantially completed its work for the Company under its existing agreement, although the Company may engage Meridian from time to time to provide additional consulting services.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Gordon Zacks retired as the President and Chief Executive Officer of the Company on March 10, 2004, pursuant to a separation agreement with the Company. The separation agreement terminated the existing employment agreement between the Company and Mr. Zacks discussed below. Effective on the date of the separation agreement, Mr. Zacks left his position as President and Chief Executive Officer and became a non-operational employee of the Company. His final retirement and termination of employment will be effective July 1, 2004.

     Mr. Zacks will continue to receive his current salary ($490,000 on an annual basis) and benefits until July 1, 2004. At such time, he will be paid all of his compensation previously deferred under the Company's Deferred Compensation Plan. He will receive benefits under the Company's pension plans and other benefit plans in accordance with the terms of those plans. Until he reaches age 75 (age 85 if his final retirement and termination occurs following a change in control) or his earlier death, the Company will continue to provide Mr. Zacks with the life, medical and dental insurance benefits that he was entitled to at the time of his retirement. The Company will also continue Mr. Zacks' life insurance benefits until he reaches age 75, and for such period as the Company can maintain such insurance without additional premium costs. In addition, pursuant to the terms of the separation agreement, all of the options held by Mr. Zacks will become fully exercisable on July 1, 2004, and the restrictions on all of his restricted common shares will lapse on May 13, 2004. If Mr. Zacks attains the age of 75, the Company will use the cash value that the Company would have had under the split-dollar policy of insurance maintained for the benefit of Mr. Zacks (without regard to any borrowings thereof by the Company) to continue the policy's death benefit for each policy period until Mr. Zacks' death unless doing so for a policy period will result in reducing such cash value (without regard to any borrowings by the Company) to an amount less than the aggregate amounts of all premiums paid by the Company over the life of the policy and its predecessor policy. The Company must also provide to Mr. Zacks office space for a five-year period beginning September 1, 2004, and full time secretarial support for a one-year period beginning September 1, 2004.

     Mr. Zacks was designated Senior Chairman of the Board and will preside over meetings of the Company's shareholders and of the Board until a Chairman of the Board is duly elected. If the proposed amendments to Article IV of the Company's Regulations, that would permit the Chairman of the Board to be someone other than the Chief Executive Officer, are adopted by the shareholders at the Annual Meeting, it is the intention of the Board to nominate and elect Mr. Zacks as Chairman of the Board. However, there is no obligation on the part of the Company or the Board to so nominate Mr. Zacks.

     Mr. Zacks will continue as a member of the Board subject to election by the Company's shareholders and will receive director's fees on the same basis as the Non-Employee Directors. Mr. Zacks' retainer compensation for 2004 will be pro-rated based upon his months of service following the termination of his employment. It is the present intention of the Board and the members of the Nominating and Governance Committee to nominate Mr. Zacks to stand for election as a Board member at the 2005 Annual Meeting of Shareholders; however, there is no obligation to do so.

     Mr. Zacks had been party to an employment agreement with the Company, dated July 1, 2001, the initial term of which was to end on July 1, 2004. Under the terms of the employment agreement, the Company had been obligated to cause Mr. Zacks to be nominated as a director during the employment term. Mr. Zacks had been entitled to receive a minimum annual base salary of $490,000, subject to increases that the Board of Directors may grant. In addition to his annual base salary, Mr. Zacks had been entitled to participate in the Company's annual incentive plan at an annual level of 40% of base salary if the target performance levels were met and 100% of base salary if the maximum performance levels were met or exceeded. He was also entitled to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits. As discussed above, this agreement has been terminated.

     Under an agreement dated September 27, 1989, as amended, the Company agreed, upon the death of Mr. Zacks, to purchase from his estate, at the estate's election, up to $4 million of the common shares held by Mr. Zacks at the time of his death. The common shares would be purchased at their fair market value at the time the estate exercises its put right. The estate's put right expires after the second anniversary of Mr. Zacks' death. The Company agreed to fund its potential obligation to purchase the common shares by purchasing and maintaining life insurance during Mr. Zacks' lifetime. In addition, Mr. Zacks agreed that, for a period of 24 months following his death, the Company will have a right of first refusal to purchase any common shares owned by Mr. Zacks at his death if his estate elects to sell the common shares. This agreement remains in effect.

     Thomas M. Von Lehman was named interim President and Chief Executive Officer of the Company on March 10, 2004 and, at that time, the Company entered into an employment contract with Mr. Von Lehman. The employment contract provides for an initial six-month term that may be extended for additional three-month periods upon the agreement of the Company and Mr. Von Lehman.

     Pursuant to the employment contract, Mr. Von Lehman will receive $50,000 per month in salary and will be eligible to participate in all benefits plans made available to the Company's senior executive officers. The employment contract also provides for the payment of a $100,000 cash bonus to Mr. Von Lehman if the Company achieves an EBITDA (earnings before interest, taxes, depreciation and amortization) target to be established by the Board for the 2004 fiscal year. The cash bonus will be increased to $200,000 if the Company achieves the EBITDA target and Mr. Von Lehman serves out the initial term and a first extension of the employment contract.

     Mr. Von Lehman was also granted options covering 100,000 common shares at an exercise price of $2.20 per share. These options have a two-year term and will vest at the end of the initial six-month term of the employment contract unless certain events occur prior to such time. Mr. Von Lehman will receive additional options covering an additional 50,000 common shares if and when the employment contract is extended beyond the initial six-month term. These options will have an exercise price equal to the market price of the Company's common shares on the date of grant, will have a two-year term and will vest at the end of extended employment period unless certain events occur prior to that time.

     If the Company is involved in a "sale transaction" (as defined in the employment contract) prior to the second anniversary of the last day of the initial six-month term of the employment contract (except as otherwise set forth in the employment contract), Mr. Von Lehman will receive a transaction success fee. The amount of the fee will be one percent of the aggregate amount of consideration received by the Company in the particular sale transaction, including any indebtedness of the Company assumed by the purchaser.

     If Mr. Von Lehman's employment is terminated by the Company without "cause" (as defined in the employment contract) or by Mr. Von Lehman for "good reason" (as defined in the employment contract), Mr. Von Lehman will be entitled to a one-time cash payment equal to the monthly base salary of $50,000 multiplied by the number of months remaining on the then-current term of the employment contract. Further, by its terms, the employment contract will terminate at the end of the initial six-month term if it is not extended and will terminate immediately if Mr. Von Lehman dies. The Company may terminate the contract upon written notice to Mr. Von Lehman if Mr. Von Lehman becomes "disabled" (as defined in the employment contract) and has not recovered and returned to his duties within 30 days.

     Christian Galvis, Executive Vice President -- Operations and
President -- Operations of Barry Comfort Group, is a party to an executive employment agreement with the Company, dated as of January 5, 2004. Under this agreement, Mr. Galvis is entitled to receive a minimum annual base salary of $258,000. In addition to his annual base salary, Mr. Galvis is entitled to participate in the annual incentive plan, at a maximum annual level equal to 60% of his base salary, and to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits. If Mr. Galvis' employment is terminated by the Company without "cause" (as defined in his employment agreement) or by Mr. Galvis for "good reason" (as defined in the employment agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for his benefit for services rendered during the 12-month period immediately preceding the date of termination. Mr. Galvis' employment agreement also provides for the continuation of his salary for a period of time following his permanent and total disability. In addition, so long as Mr. Galvis remains in the employment of the Company on May 31, 2006, the Company has agreed to retain Mr. Galvis as a consultant to the Company for a two-year period beginning June 1, 2006, if Mr. Galvis wishes to provide such consulting services. During the consulting period, the Company will pay Mr. Galvis a monthly consulting payment of $10,750. Mr. Galvis and the Company are also parties to the stock grant agreement described above under "EQUITY COMPENSATION PLAN
INFORMATION -- NON-SHAREHOLDER APPROVED EQUITY ARRANGEMENTS."

     Daniel D. Viren, Senior Vice President -- Finance and Chief Financial Officer, Secretary and Treasurer, is a party to an executive employment agreement with the Company, dated as of June 5, 2000, which originally provided for the employment of Mr. Viren for a term of three years. On June 5, 2003, Mr. Viren and the Company, with the approval of its Compensation Committee and Board of Directors, agreed to extend the term of this executive employment contract by two years. All other provisions of Mr. Viren's original employment agreement with the Company remain in full force and effect for the term of his employment, which now ends on June 5, 2005. Under the executive employment agreement, as amended, Mr. Viren is entitled to receive a minimum annual salary of $220,000, subject to increases that the Board of Directors may grant. Mr. Viren is entitled to participate in the annual incentive plan, at a maximum annual level equal to 60% of his base salary, and to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits. On June 5, 2000, pursuant to his employment agreement, Mr. Viren was granted options covering 75,000 common shares, with an exercise price of $3.75. If Mr. Viren's employment is terminated by the Company without "cause" (as defined in his employment agreement) or by Mr. Viren for "good reason" (as defined in his employment agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for his benefit for services rendered during the 12-month period immediately preceding the date of termination. Mr. Viren's employment agreement also provides for the continuation of his salary for a period of time following his permanent and total disability.

     Harry F. Miller, Vice President -- Human Resources of the Company, is a party to an executive employment agreement with the Company, dated as of January 5, 2004, which provides for the employment of Mr. Miller for a term of three years. Mr. Miller is entitled to receive a minimum annual base salary of $150,000. In addition to his annual base salary, Mr. Miller is entitled to participate in the annual incentive plan, at a maximum level equal to 60% of his base salary, and to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits. If Mr. Miller's employment is terminated by the Company without "cause" (as defined in the employment agreement) or by Mr. Miller for "good reason" (as defined in the employment agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for his benefit for services rendered during the 12-month period immediately preceding the date of termination. Mr. Miller's employment agreement also provides for the continuation of his salary for a period of time following his permanent and total disability.

                               PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common shares with an index for shares listed on NYSE (the "New York Stock Exchange Index") and an index for Media General Industry Group, Textile-Apparel Clothing (the "Textile Apparel Index"), for the five-year period ended January 2, 2004 (the last trading day during the Company's 2003 fiscal year).

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                    TOTAL RETURNS OF R. G. BARRY CORPORATION
                  COMMON SHARES, NEW YORK STOCK EXCHANGE INDEX
                           AND TEXTILE APPAREL INDEX

                                                                                                         NEW YORK STOCK EXCHANGE
                                                 R.G. BARRY CORPORATION       TEXTILE APPAREL INDEX               INDEX
                                                 ----------------------       ---------------------      -----------------------
1998                                                     100                         100                         100
1999                                                      36.36                       90.74                      109.5
2000                                                      21.59                       90.98                      112.11
2001                                                      54.09                       93.54                      102.12
2002                                                      37.36                       92.44                       83.42
2003                                                      40.09                      118.47                      108.07

------------------------------------------------------------------------------------------------------------------------------
                                          1998           1999           2000           2001           2002           2003
------------------------------------------------------------------------------------------------------------------------------
 R. G. Barry Corporation                 100.00          36.36          21.59          54.09          37.36          40.09
------------------------------------------------------------------------------------------------------------------------------
 Textile Apparel Index                   100.00          90.74          90.98          93.54          92.44         118.47
------------------------------------------------------------------------------------------------------------------------------
 New York Stock Exchange Index           100.00         109.50         112.11         102.12          83.42         108.07
------------------------------------------------------------------------------------------------------------------------------

                    ASSUMES $100 INVESTED ON JANUARY 1, 1999
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING JANUARY 3, 2004

          PROPOSAL TO ADOPT AMENDMENTS TO ARTICLE IV OF THE COMPANY'S
           REGULATIONS TO CLARIFY AND SEPARATE THE ROLES OF OFFICERS
                               (ITEM 2 ON PROXY)

PURPOSE OF THE AMENDMENTS

     Article IV, Section 4 of our Regulations provides that the Chairman of the Board of the Company must also be the Chief Executive Officer of the Company. The proposed amendments, if adopted, would no longer require the same person to be both the Chairman of the Board and the Chief Executive Officer and would create a separate officer position of Chief Executive Officer. The amendments also provide that the positions of Chairman of the Board and Chief Executive Officer are not mandatory and the Board is not required to fill these positions, although it may do so if it desires. We are seeking to separate these roles for two reasons. First, the Board needs to have the flexibility to assign titles to management of the Company to more accurately represent the responsibilities of the officers. Second, the Company has entered into a separation agreement with Mr. Zacks (discussed above the heading "COMPENSATION OF EXECUTIVE OFFICERS AND
DIRECTORS -- EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS"), pursuant to which Mr. Zacks has retired as President and Chief Executive Officer of the Company. As part of this separation agreement, the Company stated its intention to seek shareholder approval of the proposed amendment to separate the position of Chairman from that of the Chief Executive Officer and its intention to nominate Mr. Zacks to serve as Chairman of the Board if the amendment is approved. Although he is still a director of the Company and has the title "Senior Chairman of the Board", Mr. Zacks is currently unable to serve as Chairman of the Board under the existing Regulations because he has retired and is no longer the Company's Chief Executive Officer. If the amendments are approved, the Board intends to name Mr. Zacks as Chairman of the Board.

PROPOSAL

     We are asking our shareholders to adopt amendments to our Regulations to separate the offices of Chairman of the Board and Chief Executive Officer and eliminate the requirement that the offices of Chairman of the Board and Chief Executive Officer be held by the same person. We also are creating a separate officer position of Chief Executive Officer. Specifically, we propose that
Article IV of our Code of Regulations be amended to do the following:

          (i) amend the first two sentences of Article IV, Section 1 to read "The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board, a Chief Executive Officer, one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers.";

          (ii) delete current Sections 4 and 5 of Article IV and replace them in their entirety with the new Sections 4, 5 and 6 set forth below; and

          (iii) renumber existing Sections 6 through 11 of Article IV as Sections 7 through 12, respectively.

     The text of new Sections 4, 5 and 6 would read as follows:

     SECTION 4. Chairman of the Board. The Chairman of the Board, if there shall be one, shall preside at all meetings of the directors and of the shareholders. He shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Regulations or by the Board of Directors.

     SECTION 5. Chief Executive Officer. The Chief Executive Officer, if there shall be one, shall have, subject to the control of the Board of Directors, general supervision of and management over the business of the Corporation and over its officers and employees and shall see that all orders and resolutions of the Board of Directors are carried into effect. Except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Regulations or by the Board of Directors.

     SECTION 6. President. The President of the Corporation shall have, subject to the control of the Board of Directors and the control and duties of the Chief Executive Officer, if there shall be one, general and active supervision of and management over the business of the Corporation and over its officers and employees and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Regulations, the Board of Directors, the Chief Executive Officer or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Regulations or by the Board of Directors.

RECOMMENDATION AND VOTE

     Adoption of the proposed amendments is being sought because the Ohio General Corporation Law and the Company's Regulations require shareholder adoption of any amendment to the Regulations. The proposed amendments to Article IV of our Regulations require the affirmative vote of the holders of a majority of our outstanding common shares on April 1, 2004. Common shares represented by proxies duly executed and returned prior to the Annual Meeting or any adjournment will be voted for adoption of the proposed the amendments unless contrary instructions are set forth on your proxy. Abstentions will have the same legal effect as a vote against adoption of the proposed amendments. If adopted by the shareholders, the proposed amendments to the Regulations will become effective immediately without any additional action by the Company.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENTS TO
ARTICLE IV OF OUR REGULATIONS.

                            AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED JANUARY 3, 2004

     In accordance with applicable SEC Rules, the Audit Committee has issued the following report:

  ROLE OF THE AUDIT COMMITTEE

     The Audit Committee currently consists of four directors and operates under the charter adopted by the Company's Board of Directors. Each member of the Audit Committee qualifies as independent for purposes of the NYSE's corporate governance standards as currently in effect. In accordance with that charter, the purpose of the Audit Committee is to (a) assist the Board of Directors with respect to its oversight of: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditors; and (b) prepare an audit committee report that, in accordance with applicable SEC Rules, is required to be included in the Company's annual proxy statement. The Audit Committee Charter was recently amended upon review by the Audit Committee and is included as Appendix A to this Proxy Statement.

  REVIEW AND DISCUSSION WITH INDEPENDENT AUDITORS

     In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from KPMG LLP ("KPMG") a written statement describing all relationships between the Company and KPMG that might bear on KPMG's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The Audit Committee discussed with KPMG any relationships or services that may impact the objectivity and independence of KPMG and satisfied itself as to KPMG's independence. In addition, the Audit Committee discussed and reviewed with KPMG all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, discussed and reviewed the results of KPMG's examination of the Company's consolidated financial statements.

  REVIEW AND DISCUSSION WITH MANAGEMENT

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 3, 2004 with management and KPMG. Management has the responsibility for the preparation of the Company's consolidated financial statements and KPMG has the responsibility for the audit of those statements. Management has represented to the Audit Committee that the Company's audited consolidated financial statements as of and for the year ended January 3, 2004, were prepared in accordance with accounting principles generally accepted in the United States.

  CONCLUSION

     Based on the Audit Committee's discussions with management and KPMG and its receipt of the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board approved) that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004 that was filed with the SEC on April 2, 2004.

          SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

    Philip G. Barach    David P. Lauer    Edward M. Stan   Harvey A. Weinberg

PRE-APPROVAL POLICIES AND PROCEDURES

     Under applicable SEC Rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors' independence from the Company. The SEC Rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent auditors.

     Consistent with the SEC Rules, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

FEES OF INDEPENDENT AUDITORS

     On July 13, 2003, the Audit Committee appointed KPMG to serve as the independent auditors of the Company for the 2003 fiscal year. Fees billed for services rendered by KPMG for each of the 2003 fiscal year and the 2002 fiscal year were as follows:

  AUDIT FEES

     The aggregate audit fees billed by KPMG for the 2003 fiscal year and the 2002 fiscal year were approximately $433,300 and $386,000, respectively. These amounts include fees for professional services rendered by KPMG in connection with the audit of the Company's annual consolidated financial statements, the review of the interim consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and statutory audits of the Company's Mexican and French subsidiaries.

  AUDIT-RELATED FEES

     The aggregate audit-related fees billed by KPMG for the 2003 fiscal year and the 2002 fiscal year were $33,500 and $26,000, respectively. The fees under this category relate to audits of the Company's employee benefit plans.

  TAX FEES

     The aggregate fees for tax services rendered by KPMG for the 2003 fiscal year and the 2002 fiscal year were $266,230 and $205,000, respectively. Tax fees include preparation of the Company's Federal and State corporate tax returns, tax consulting advice and assisting with the Company's Internal Revenue Service examination.

  ALL OTHER FEES

     The Company did not pay any other fees to KPMG for any other services in either the 2003 fiscal year or the 2002 fiscal year.

     All of the services rendered by KPMG to the Company and its subsidiaries during the 2003 fiscal year were pre-approved by the Audit Committee.

                              INDEPENDENT AUDITORS

     As previously noted, the Company engaged KPMG as its independent auditors to audit its consolidated financial statements for the 2003 fiscal year. KPMG, together with its predecessors, has served as the Company's independent auditors since 1966. The Audit Committee will make its selection of the independent auditors for the 2004 fiscal year later in the year.

     Representatives of KPMG are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company no later than December 29, 2004, 2004, to be eligible for inclusion in the Company's proxy materials relating to the 2005 Annual Meeting. Such proposals may be included in next year's proxy materials if they comply with applicable SEC Rules.

     The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2005 Annual Meeting of Shareholders and does not notify the Company of the proposal by March 14, 2005, the management proxies of the Company will be entitled to use their discretionary voting authority, to the extent permitted by applicable law, should the proposal then be raised, without any discussion of the matter in the Company's proxy statement for the 2005 Annual Meeting.

     In each case, written notice must be given to the Company's Secretary, at the following address: Daniel D. Viren, Secretary, R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

     Shareholders desiring to nominate candidates for election as directors at the 2005 Annual Meeting or to recommend candidates to the Nominating and Governance Committee of the Board must follow the procedures described in "ELECTION OF DIRECTORS -- NOMINATING PROCEDURES."

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as "householding," would permit the Company to send a single annual report and/or a single proxy statement to any household at which two or more different shareholders reside if the Company believes such shareholders are members of the same family or otherwise share the same address or in which one shareholder has multiple accounts, in each case if such shareholder(s) have not opted out of the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces the Company's expenses. The Company may institute householding in the future and will notify registered shareholders who will be affected by householding at that time.

     Many brokers and other holders of record have instituted householding. If your family has one or more "street name" accounts under which you beneficially own common shares of the Company, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report to Shareholders for the 2003 fiscal year or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action at the Annual Meeting of Shareholders other than those discussed in this Proxy Statement. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting or any adjournment, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing.

     It is important that your proxy card be completed and returned promptly. Shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy card in the self-addressed envelope provided.

                                          By Order of the Board of Directors,

                                          /s/ Thomas M. Von Lehman

                                          Thomas M. Von Lehman,
                                          Interim President and Chief Executive
                                          Officer

April 28, 2004

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           OF R. G. BARRY CORPORATION

I. PURPOSE

     The purpose of the Audit Committee (or the "Committee") of the Board of Directors of R. G. Barry Corporation (the "Company") is to (a) assist the Board of Directors with respect to its oversight of: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (ii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditors; and (b) prepare an audit committee report that in accordance with the rules and regulations promulgated by the Securities and Exchange Commission ("SEC"), is required to be included in the Company's annual proxy statement.

II. MEMBERSHIP

     The Audit Committee shall be comprised of three or more independent directors.

     The members of the Audit Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 (the "Act") and the rules and regulations promulgated by the SEC pursuant to the Act.

     No director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.

     All members of the Audit Committee shall be, or within a reasonable time after appointment shall become, financially literate. As required by the New York Stock Exchange, at least one member of the Audit Committee shall have accounting or related financial management expertise as interpreted by the Board of Directors in its business judgment. At least one member of the Audit Committee shall be a "financial expert," as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act.

     The members of the Audit Committee shall be recommended by the Nominating and Corporate Governance Committee of the Board of Directors (the "Nominating Committee") and appointed by the Board of Directors. The Nominating Committee shall recommend, and the Board of Directors shall designate, one member of the Audit Committee as Chair. Members shall serve until their resignation, retirement, removal by the Board of Directors or until their successors shall be appointed and qualified. No member of the Audit Committee shall be removed except by majority vote of the independent directors then in office.

III. MEETINGS AND PROCEDURES

     The Audit Committee shall meet once every fiscal quarter or more frequently as it believes is necessary or appropriate to fulfill its duties and responsibilities.

     The Committee or its Chairperson shall also meet at least quarterly with
(a) the Company's management, (b) the Company personnel responsible for the internal control function and (c) the Company's independent auditors.

     The Committee may fix its own rules of procedure, which shall be consistent with the Company's Regulations and this Charter. The Chairperson of the Audit Committee or a majority of the members of the Committee may call a special meeting of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum.

     If the Committee deems it necessary, the Committee, at its sole discretion, may retain special accounting, legal or other advisors to assist it, the cost of such independent expert advisors to be borne by the Company. The Committee shall have access to all books, records, facilities and personnel of the Company.

The Committee may request any Company personnel, or outside legal counsel or outside auditors, to meet with the Committee or any of its members or advisors. The Company shall also bear the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties, as determined by the Audit Committee.

     Following each of its meetings, the Audit Committee shall deliver a report (oral or written) of the meeting to the Board of Directors, including a description of all actions taken by the Audit Committee at the meeting. The Audit Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV. DUTIES AND RESPONSIBILITIES

     The Audit Committee shall:

OUTSIDE AUDITORS

     1. At its sole discretion, select, appoint and retain the Company's independent auditors for each fiscal year, and determine the terms of engagement, including the proposed fees and terms of service.

     2. Have direct responsibility for the oversight and evaluation of the work of the independent auditors and, at its sole discretion, make decisions regarding the termination of the independent auditors when circumstances warrant.

     3. In consultation with management, review and, at the sole discretion of the Audit Committee, approve in advance all audit, and as provided in the Act, all permitted non-audit services. Approval of audit and permitted non-audit services may be made by one or more members of the Audit Committee as shall be designated by the Audit Committee, and the person or persons granted such approval shall report such approval to the Audit Committee at the next scheduled meeting of the Audit Committee.

     4. At least annually, obtain and review one or more reports by the independent auditors addressing: the independent auditor's internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to address such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

     5. Discuss with the independent auditors any disclosed relationships or services that may affect their objectivity and/or independence.

     6. Consider whether it is the Company's best interest to rotate independent auditors or lead and reviewing audit partners, and monitor the independent auditor's compliance with administrative rules and regulations, other legal requirements and requirements of the New York Stock Exchange that the lead and reviewing audit partner be rotated at least every five years.

     7. Determine hiring policies for employees or former employees of the independent auditor.

     8. Instruct the Company's independent auditors that they are ultimately accountable to the Audit Committee and that the Audit Committee is responsible for the selection, oversight, evaluation and termination of the independent auditors.

     9. Attempt to resolve all disagreements between the Company's independent auditors and management regarding financial reporting.

     10. Receive, as appropriate, reports from the independent auditors on matters including:

          (a) Critical accounting policies and practices to be used;

          (b) Alternative GAAP treatments of financial information that have been discussed with management, the ramifications of these alternative treatments and the independent auditor's preferred method; and

          (c) All written communications between the independent auditors and management, such as management letters or schedules of unadjusted differences.

FINANCIAL STATEMENTS AND AUDIT RESULTS

     11. At least quarterly as may be appropriate, direct that one or more of its members discuss with management and the independent auditors the results of the independent auditors' review of the Company's interim financial statements, prior to the Company's quarterly earnings release or to filing of its Form 10-Q, whichever is earlier, as well as the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A").

     12. Review and discuss the Company's annual audited financial statements, the related auditor's report and the Company's MD&A with management and the independent auditors prior to recommending inclusion of the annual financial statements in the Company's Form 10-K to the Board. In particular, during and after the audit process:

          (a) Discuss with financial management and the independent auditors any new auditing and accounting principles and practices that must or may be adopted and their impact on the Company's financial statements.

          (b) Determine through discussion with the independent auditors that no limitations were placed by management on the scope of their audit or its implementation and that there was a free exchange of information between Company personnel and the independent auditors.

          (c) Discuss with the independent auditors their judgment about the quality, as well as the acceptability, of the accounting principles that the Company applies in its financial reporting.

          (d) Periodically discuss areas of known financial risk and uncertainty with management and management's plans to deal with these risks and uncertainties.

     13. At least annually, the Committee must also review: (i) any major issues regarding accounting principles and financial statement presentations (including significant changes in the Company's selection or application of accounting principles) and the adequacy of the Company's internal controls and special audit steps adopted in light of material control deficiencies; (ii) any analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements (including analysis of the effects of alternative GAAP methods on the financial statements); and (iii) the effect of regulatory and accounting initiatives on the Company's financial statements.

INTERNAL ACCOUNTING PROCEDURES AND CONTROLS

     14. Review with management, including the Company's executive or executives responsible for internal auditing, and the independent auditors, reports and recommendations relating to the integrity of the Company's internal accounting procedures and controls, including, but not limited to:

          (a) All significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the independent auditor.

          (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

          (c) Any significant changes in internal controls or in other factors that could significantly affect internal controls, including corrective actions with regard to significant deficiencies and material weaknesses.

     15. Review and monitor the Company's plans for implementing any necessary or desirable improvements to its internal accounting procedures and controls.

     16. Review and evaluate the performance of the internal auditing function, including a review of the performance of the Company's executive or executives responsible for internal auditing and, if appropriate, recommend the selection of a new person or persons.

PROXY STATEMENT REPORTS

     17. Prepare, for inclusion in the Company's proxy statement, the annual Committee report required by the rules of the SEC.

MISCELLANEOUS

     18. Discuss generally earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

     19. Discuss risk management and risk assessment policies.

     20. Establish procedures for (i) the receipt, review, retention and treatment of accounting, internal control or auditing complaints received by the Company, and (ii) the confidential anonymous submission by the Company employees of concerns regarding questionable accounting or auditing matters.

V. LIMITS OF RESPONSIBILITY

     The Committee shall be mindful that its role is one of oversight and that it is not the duty or responsibility of the Committee to conduct audits or to determine if the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of the Company's management to prepare the financial statements and the responsibility of the Company's independent auditors to conduct the audit.

VI. PERFORMANCE EVALUATION

     The Audit Committee shall conduct an annual self-evaluation of its performance. In conducting this review, the Audit Committee shall address all matters that it considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Audit Committee to the Board of Directors, the manner in which they were discussed or debated, and whether the number and length of meetings of the Audit Committee were adequate for the Audit Committee to complete its work in a thorough and thoughtful manner, and whether this Charter appropriately addresses the matters that are or should be within its scope.

     The Audit Committee shall deliver to the Board of Directors a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the policies and procedures of the Company and/or its Board of Directors.

                             R. G. BARRY CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 27, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder(s) of common shares of R. G. Barry Corporation (the "Company") hereby constitutes and appoints Gordon Zacks and Thomas M. Von Lehman and Daniel D. Viren, and each of them, the lawful agents and proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, May 27, 2004, at the Company's executive offices, 13405 Yarmouth Road N.W., Pickerington, Ohio, at 11:00 a.m., local time and any adjournment, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment.

         WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED IN ITEM NO. 1 AS A DIRECTOR OF THE COMPANY AND FOR PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR IF THE NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE AS THE DIRECTORS MAY RECOMMEND.

All proxies previously given or executed by the
undersigned are hereby revoked. The undersigned
acknowledges receipt of the accompanying Notice
of Annual Meeting of Shareholders and Proxy         R. G. BARRY CORPORATION
Statement for the May 27, 2004 meeting and          P.O. BOX 11094
Annual Report to Shareholders for the fiscal        NEW YORK, NY 10203-0094
year ended January 3, 2004, including the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004.


            (Continued, and to be executed and dated on other side.)

     [ ]    PLEASE FILL IN, SIGN,               [X]
            DATE AND RETURN                 VOTES MUST BE
            PROMPTLY USING THE            INDICATED (X) IN
            ENCLOSED ENVELOPE.            BLACK OR BLUE INK.

1.   ELECTION OF ONE DIRECTOR OF THE COMPANY.             2.   APPROVAL OF AMENDMENTS TO ARTICLE IV OF THE
                                                               COMPANY'S REGULATIONS.
   FOR    [ ]           WITHHOLD    [ ]
                        AUTHORITY                              [ ]  FOR     [ ]  AGAINST       [ ]  ABSTAIN

NOMINEES:     EDWARD M. STAN                              3.   THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY ARE
                                                               AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH
                                                               OTHER MATTERS (NONE KNOWN AT THE TIME OF
                                                               SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME
                                                               BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

                                                               TO CHANGE YOUR ADDRESS, PLEASE MARK THIS BOX.   [ ]



                                                    Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as attorney, executor, administrator,
                                                    guardian or trustee, please give full title as such. If
                                                    shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy card.)

                                                    Date       Shareholder sign here         Co-Shareholder sign here
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